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Part II                                                             Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CVS Corporation, (the "Company") on Form 10-Q for the period ended September 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas M. Ryan, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of CVS Corporation.


November 12, 2002                             /s/ Thomas M. Ryan
                                              ------------------
                                              Thomas M. Ryan
                                              Chairman of the Board, President
                                              and Chief Executive Officer